LICENSE AGREEMENT



THIS AGREEMENT made and effective as of the date of last signing (herein the "Effective Date") by and between SYNTHETIC BLOOD INTERNATIONAL, INC., having a principal place of business at 3189 Airway Avenue, Building C, Costa Mesa, CA 92626 (hereinafter "Company"), and CHILDREN'S HOSPITAL RESEARCH FOUNDATION an operating division of Children's Hospital Medical Center (hereinafter "CHRF"), having a principal place of business at 3333 Burnet Avenue, Cincinnati, Ohio 452293039, USA.

INTRODUCTION

1. WHEREAS, CHRF has developed and is continuing research in the area of Technology, as defined in Article 1. 1 of this Agreement, and

2. WHEREAS, Company desires to obtain certain rights in and to the Technology; and

3. WHEREAS, Company has represented to CHRF, to induce CHRF to enter into this Agreement, that Company has the desire, expertise and knowledge to develop, produce, market and sell Products and/or to us Processes and that it shall commit itself to a thorough, vigorous and diligent program of exploratory the Technology such that public utilization shall result therefrom; and

4.   WHEREAS,  Company and CHRF mutually desire  to  formalize  an
     agreement  which  delineates  their  respective  rights   and
     obligations with respect to the Technology, and

5. WHEREAS, CHRF is the lawful owner of the Technology and Know-how and has the right to grant the license as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, CHRF and Company agree as follows:

                      ARTICLE 1 - DEFINITIONS

In the terms defined and used herein, the singular shall include the plural and vice versa. Terms in this Agreement (other than names of parties and Article headings) which are set forth in upper case letters have the meanings established for such terms in the succeeding paragraphs of this Article 1.

1.1 "Affiliate" means any company, corporation or business which is at least fifty percent owned or controlled by Company, or which owns or controls at least fifty percent of Company, or which together with Company is commonly owned or controlled by a third party who owns or controls at least fifty percent of each

1.2 "Effective Date" of this Agreement means the date of last signing.

1.3 "Field" means the continuous monitoring of blood glucose levels in diabetes.

1.4  "Government" means the United States Government.

1.5 "Know-how" means the data and information embodied in the Technology.

1.6  "Improvement"  means  any  modification  of  Product   and/or
     Process made within the Term of this Agreement in the course of research supported by Company hereunder.

1.7 "Patents" means any and all patent applications filed in any country of the world by or on behalf of CHRF claiming the Technology and/or any patents maturing from such patent applications, specifically including United States Patents No. 4,458,686 entitled "Cutaneous Methods of Measuring Body Substances" and No. 4,680,268 and divisional patent No. 4,721,677 both entitled "Implantable Gas-Containing Biosensor and Method for Measuring an Analyte Such as Glucose" and corresponding foreign patents No. 0215678 for the countries of Austria, Belgium, Switzerland, France, United Kingdom, Italy; No. 1,284,454 for Canada; No. P3687871.5 for Germany and No. 2638593 for Japan, Luxembourg, Netherlands and Sweden.

1.8  "Process"   means  any  and  all  processes   embodying   the
     Technology, Know-how and/or the Patents.

1.9  "Product"   means   any  and  all  products   embodying   the
     Technology, Know-how and/or the Patents.

1.10 "Technology" means Implantable glucose biosensor of  CHRF  as
     described   and  claimed  in  the  Patents;  and  Improvement
     thereto.

1.11 "Term" means the period beginning on the Effective Date and extending to the expiration of the last to expire Patent, or for Fifteen (15) years, whichever is longer.

1.12 "Territory" means the world.

                        ARTICLE 2 - LICENSE

2.1 CHRF hereby grants and agrees to grant to Company an exclusive, license within the Territory, only in the Field, to make, have made, use, distribute and market Products and practice the Processes under the Technology, the Know-how and/or the Patents.

2.2 The exclusive license specified in Paragraph 2.1 is subject to the rights of CHRF to utilize the Technology, the Know-how, the Processes and/or the Patents for the non-commercial research purposes of CHRF.

2.3 The exclusive license specified in Paragraph 2.1 may be subject to certain rights of the Government if the Technology, the Know-how, and/or the Patents were created or invented in the course of Government-funded research. Such rights may include, for example, a royalty-free license to the Government and the requirement that any Product produced for sale in the United States will be manufactured substantially in the United States.


                     ARTICLE 3 - DUE DILIGENCE

3.1 Company shall use its best efforts to bring one or more Products or Processes to market through thorough, vigorous and diligent programs of research, development, testing and marketing of the Technology and to continue active, diligent marketing efforts for one or more Products or Processes throughout the life of this Agreement.

3.2 Company's failure to perform in accordance with any and all portions of Paragraphs 3.1 above shall be grounds for CHRF to terminate this agreement pursuant to Article 10.


               ARTICLE 4 - PATENTS AND PATENT COSTS

4.1 CHRF shall retain title to the Technology, the Know-how and the Patents.

4.2 CHRF shall maintain Patents in the United States and in all foreign countries designated within Paragraph 1.7 herein.

4.3 Company agrees promptly to reimburse CHRF for its outside legal costs incurred under Paragraph 4.2.

4.4  Failure  of  Company  to  pay  the  amounts  required   under
     Paragraph 4.3 within thirty (30) days of the receipt of a written statement will be a breach of this Agreement.

                       ARTICLE 5 - PAYMENTS

5.1 Upon execution of this Agreement, Company shall pay to CHRF a license fee ("License Fee") of thirty six thousand sixty two dollars and thirteen cents ($36,062.13) within thirty days (30) days of the Effective Date.

5.2 Company agrees to pay CHRF for all future patent maintenance and legal fees associated with the Patents within thirty
     (30) days of receipt of invoice from CHRF.

5.3  In  addition,  Company agrees to issue to CHRF within  thirty
     (30) days of the Effective Date, a certificate for fifteen thousand (15,000) shares of duly authorized common stock of Company, subject to CHRF's due diligence of Company and agreement on the value of said shares.

                     ARTICLE 6 - INFRINGEMENT

6.1 Each party shall promptly report in writing to the other party during the Term of this Agreement any infringement or suspected infringement of any patent, or unauthorized use or misappropriation of the Technology or Know-how by a third party of which it becomes aware, and shall provide the other party with all available evidence supporting said infringement, suspected infringement, suspected infringement or unauthorized use or misappropriation.

6.2 Except as provided in Paragraph 6.3, Company shall have the right to initiate an infringement suit or other appropriate action against any third party who at any time has infringed or is suspected of infringing any of the Patents or of using without proper authorization all or any portion of the Technology or Know-how. Company shall give CHRF sufficient advance written notice of its intent to initiate such action and the reasons therefor, and shall provide CHRF with an opportunity to make suggestions and comments regarding such action. Company shall keep CHRF promptly informed of the status of any such action. Company shall have the sole and exclusive right to select counsel for and shall pay all expenses of such action. CHRF shall offer reasonable assistance to Company in connection there-with at no charge to Company except for reimbursement of reasonable out-of-pocket expenses. Company may settle any such action without prior approval of CHRF. CHRF shall receive ten percent (10%) of all damages, profits or awards of whatever nature recovered from such action under this Agreement after Company has been compensated for its costs in handling such action.

6.3 In the event that Company does not within six (6) months (a) secure cessation of the infringement, or (b) enter suit against the infringer, CHRF shall thereafter have the right but not the obligation to convert Company's exclusive license hereunder to a non-exclusive license and/or to take action against the infringer at CHRF's own expense. Company shall offer reasonable assistance to CHRF in connection with such action at no charge to CHRF except for the reimbursement of reasonable out-of-pocket expenses. Any damages, profits or awards of whatever nature recovered from such action shall belong solely to CHRF.

                  ARTICLE 7 - WARRANTY DISCLAIMER

7.1  Nothing in this Agreement shall be construed as:

(a) A warranty or representation by CHRF as to the validity or scope of any Patent;

(b) A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights and/or trademarks of third parties;

(c) An obligation of CHRF to bring or prosecute actions or suits against third parties for infringement;

(d)  Conferring  rights  to  use  in  advertising,  publicity   or
     otherwise any trademark or the name of CHRF or the Children's Hospital Medical Center of Cincinnati, Ohio; or

(e) Granting by implication, estoppel or otherwise any licenses under patents of CHRF other than Patents, regardless of whether such other patents are dominant of or subordinate to any Patent.

7.2 Except as expressly set forth in this Agreement, CHRF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY COMPANY OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT OR INFORMATION, IF ANY, FURNISHED UNDER THIS AGREEMENT. SUCH INVENTIONS AND INFORMATION ARE PROVIDED AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

                        ARTICLE 8 - NOTICES

8.1 Communications to Company concerning this Agreement should be addressed to:

          Synthetic Blood International, Inc.
          3189 Airway Avenue, Building C
          Costa Mesa, CA 92626

          ATTN: Robert W. Nicora
                  President

8.2 Communications to CHRF concerning this Agreement should be addressed to:

          Director, Technology Transfer
          Childrens Hospital Research Foundation
          3333 Burnet Avenue
          Cincinnati, Ohio 45229-3039
          Fax: 513/636-8453

          ATTN: Joseph D. Fondacaro, Ph.D.


                      ARTICLE 9 - TERMINATION

9.1 Company may terminate this Agreement at any time by providing one (1) year's written notice to CHRF.

9.2 In the event that Company shall be in default of any of its obligations hereunder, CHRF may at its sole option: (a) terminate this Agreement or (b) convert the exclusive license hereunder to a non-exclusive license. This option (a) or (b) of CHRF shall be exercised by written notice to Company specifying the nature of the and shall be effective thirty
     (30) days following receipt of said notice by Company unless Company cures said default prior to the expiration of said period of thirty (30) days.

9.3 Upon termination of this Agreement or conversion to a non-exclusive license as provided under Paragraphs 9.1 or 9.2, neither party shall be relieved of any obligations incurred prior to such termination or conversion, and the obligations of the Parties under Articles 4 and 7 and Paragraphs 10.3 and
     10.4 or any provisions which by their nature are intended to survive any such termination or conversion shall survive and continue to be enforceable.

                    ARTICLE 10 - MISCELLANEOUS

10.1 Company agrees to defend CHRF at Company's cost and expense, and will indemnify and hold harmless CHRF from and against any and all losses, costs, damages, fees or expenses arising out of or in connection with the manufacture, use, commercialization, marketing or sale by Company of any Product and/or Process hereunder.

10.2 Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

10.3 It is understood that CHRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with all applicable United States export laws and regulations. The transfer of certain technical data and/or commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Company that Company shall not export data or commodities to certain foreign countries without prior approval of such agency. CHRF neither represents nor warrants that a license shall not be required nor that, if require, it shall be issued. In any event, Company specifically agrees not to export or re-export any information and/or technical data and/or products in violation of any applicable USA laws and/or regulations.

10.4 This Agreement shall be construed under and interpreted under the Laws of the State of Ohio, USA, except that questions affecting the construction and effect of any Patent shall be determined by the national law of the country in which the Patent has been granted.

10.5 In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lockout, failure of public utilities, government regulation or the like, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

10.6 The waiver by either party of a breach or default of any provisions of this Agreement by the other party must be in written form and signed by both parties, and shall not be construed as a waiver of any succeeding breach of the same or any other provision.

10.7 This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their properly and duly authorized officers or representatives as of the date first above written.

CHILDREN'S HOSPITAL      SYNTHETIC BLOOD
RESEARCH FOUNDATION      INTERNATIONAL, INC.

/s/ Thomas F. Boat                 /s/ Robert W. Nicora
Thomas F. Boat, M.D.               Robert W. Nicora
 Director                          President
     2/27/01                       2/2801
Date                               Date